Exhibit (a)(1)(C)

ELECTION TO CONSENT, PARTICIPATE AND EXERCISE WARRANT
PURSUANT TO OFFER TO AMEND AND EXERCISE WARRANTS TO PURCHASE
COMMON STOCK OF NAKED BRAND GROUP INC.

To:	Naked Brand Group Inc.
95 Madison Avenue, 10th Floor
New York, New York 10016
Attn: Michael Flanagan

This Election to Consent, Participate and Exercise Warrant is provided in connection with the Offer to Amend and Exercise Warrants to Purchase Common Stock of Naked Brand Group Inc. (the “Company”) dated July 7, 2015, as may be amended or supplemented (the “Offer to Amend and Exercise”). Capitalized terms not otherwise defined in this Election to Consent, Participate and Exercise Warrant shall have the meanings ascribed to them in the Offer to Amend and Exercise. The undersigned holder of Original Warrants hereby:

1.

[  ] Does/[  ] Does not (check one) elect to participate o participate in the Offer to Amend and Exercise and amend the undersigned’s Original Warrant as set forth in the amendment attached hereto as Exhibit A and exercise __________of the undersigned’s Original Warrants, as so amended, at the reduced exercise price of $0.10 per share.

2.

Elects to exercise and purchase the number of shares of common stock of the Company issuable upon exercise of the Original Warrants listed in Question 1 above and to deliver the aggregate exercise price in cash of $_____(i.e., $0.10 x the number of Original Warrants the undersigned has elected to exercise).

3.	Requests that certificates for such shares be issued in the name of:

( Please print name, address and social security or federal employer identification number (if not a natural person) )

4.

Requests that, provided the undersigned has not elected in Question 1 above to exercise all of the Original Warrants held by the undersigned, a new Original Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

( Please print name, address and social security or federal employer identification number (if not a natural person) )

ACKNOWLEDGMENTS AND REPRESENTATIONS AND WARRANTIES

The undersigned hereby understands and acknowledges that:

1.     To accept the Offer to Amend and Exercise the undersigned must comply with the “Instructions for Delivery” enclosed with this Election to Consent, Participate and Exercise Warrant.

2.     If the undersigned elects to participate in the Offer to Amend and Exercise and the conditions to the Offer to Amend and Exercise are satisfied prior to the Expiration Date, then immediately following the Expiration Date (a) the Original Warrants described in Question 1 above shall be automatically amended as set forth in Exhibit A attached hereto without any further action or signature required by the undersigned or the Company, and (b) the undersigned will automatically and contemporaneously exercise the undersigned’s Amended Warrants.

3.     If the undersigned elects not to participate in the Offer to Amend and Exercise, then the undersigned’s Original Warrants will remain unmodified and will expire in accordance with their terms.

4.     If the undersigned chooses to participate in the Offer to Amend and Exercise and execute and deliver this Election to Consent, Participate and Exercise Warrant along with the aggregate exercise price applicable with respect to the undersigned’s Amended Warrants, the Company will place the aggregate exercise price funds into a separate non-interest bearing escrow account established by Signature Bank, as escrow agent, until the Expiration Date.

5.     By amending and exercising the Original Warrants pursuant to the procedure described in the Offer to Amend and Exercise and in the instructions to this Election to Consent, Participate and Exercise Warrant, the undersigned accepts the terms and conditions of the Offer to Amend and Exercise.

6.     The Company has advised the undersigned to consult with the undersigned’s own legal, tax and accounting advisors as to the consequences of participating or not participating in the Offer to Amend and Exercise.

7.     The undersigned has accurately completed and executed the Accredited Investor Questionnaire.

8.     The undersigned understands that this Offer to Amend and Exercise is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Offer to Amend and Exercise would not be in compliance with the laws of such jurisdiction.

9.     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the undersigned’s death or incapacity, and all of the undersigned’s obligations hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Except as stated in the Offer to Amend and Exercise, this Election to Consent, Participate and Exercise Warrant is irrevocable.

10.     Upon request, the undersigned will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the amendment and exercise of the Original Warrants pursuant to the Offer to Amend and Exercise.

The undersigned hereby represents and warrants that the undersigned has the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Original Warrants are accepted for amendment and exercise by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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If the undersigned checks the “does” box in Question 1 above electing to participate in the Offer to Amend and Exercise and to amend and exercise the undersigned’s Original Warrants, as amended, and returns this signature page, the undersigned’s Original Warrants will be deemed amended as set forth in the amendment attached hereto as Exhibit A and exercised in accordance with the terms and conditions of the Original Warrant as so amended.

The undersigned must complete and sign the following exactly as his, her or its name appears on the undersigned’s Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Consent, Participate and Exercise Warrant proper evidence of the authority of such person to act in such capacity.

Date:	By:

(Signature)

(Print name)

(Title, if holder is not a natural person)
Address:

Telephone:

Fax:

Tax ID/SSN:

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Exhibit A

AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK

This Amendment (this “Amendment”) to Warrant to Purchase Common Stock (the “Warrant”), is made and entered into effective as of the Expiration Date (as defined in this Amendment), by and between Naked Brand Group Inc., a Nevada corporation (the “Company”), and the undersigned (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrant.

WHEREAS, in connection with the Company’s tender offer with respect to the amendment and exercise of issued and outstanding warrants to purchase shares of common stock of the Company, including the Warrant, as set forth in that certain Offer to Amend and Exercise Warrants to Purchase Common Stock dated July 7, 2015, a copy of which has been delivered to the Holder (the “Offer to Amend and Exercise”), the Company and the Holder desire to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.     Expiration Date. “Expiration Date” as used in the Warrant will mean August 3, 2015, as may be extended by the Company in its sole discretion but in all cases contemporaneous with any extension of the expiration date of the Offer to Amend and Exercise.

2.     Warrant Exercise Price. Section 1.1(b) of the Warrant is deleted and replace in its entirety with the following:

“(b) The “Warrant Exercise Price” shall be $0.10 per Warrant Share.”

3.     Warrant Term. Section 1.1(c) of the Warrant is deleted and replace in its entirety with the following:

 “(c) The “Warrant Term” shall mean from and after the date this Warrant is originally issued until 9:00 p.m., Pacific time on the Expiration Date. The exercise of this Warrant will be effective immediately following the expiration of the Offer to Amend and Exercise (as defined below) at 9:00 p.m.., Pacific Time, on the Expiration Date.”

4.     Exercise. Section 1.2 of the Warrant is hereby amended and restated in its entirety as follows:

“1.2 Exercise:

(a)     The purchase rights represented by this Warrant shall be deemed exercised by delivery before the end of the Warrant Term, of all of the following: (i) a signed copy of the Election to Consent, Participate and Exercise Warrant (as defined in the Offer to Amend and Exercise Warrants to Purchase Common Stock dated July 7, 2015 (the “Offer to Amend and Exercise”)), (ii) a signed copy of an Accredited Investor Questionnaire (in the form required by the Offer to Amend and Exercise), (iii) the original copy of this Warrant (or an Affidavit of Loss and Indemnification Agreement in the form required by the Offer to Amend and Exercise) for cancellation, and (iv) cash in the amount equal to $0.10 per share multiplied by the number of Warrant Shares the Holder elects to purchase (collectively, the “Acceptance and Exercise Documents”). The cash may be tendered in the form of a check payable to Signature Bank (the “Escrow Agent”), as Escrow Agent for the Company, or by wire transfer to the Company’s escrow account at the Escrow Agent, as set forth in the Election to Consent, Participate and Exercise Warrant. Each of the Acceptance and Exercise Documents must be properly delivered, before the end of the Warrant Term to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attn: Michael Flanagan, Email: mike.flanagan@nakedbrandgroup.com (or in the case of the cash exercise price, pursuant to the wire or check delivery instructions set forth in the Election to Consent, Participate and Exercise Warrant). This Amendment shall be deemed ineffective and null and void if all of the Acceptance and Exercise Documents are not delivered in accordance herewith prior to the end of the Warrant Term.

(b)     Upon the exercise of this Warrant in compliance with the provisions of Section 1.2(a) hereof, the Company shall promptly issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Warrant Shares issuable upon such exercise. The rights under this Warrant may not be exercised in part.

(c)     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.”

5.     Lock-Up Period. The Warrant is hereby amended by adding a new Section 12 as follows:

“12. Lock-Up Period.

12.1 Lock-Up Restrictions. The Holder agrees not to sell, make any Short Sale (as defined below) of, loan, pledge, grant any option for the purchase of, or otherwise dispose of any of the Warrant Shares issuable upon the exercise of this Warrant without the prior written consent of the Company for a period of one hundred twenty (120) days after the end of the Warrant Term (the “Lock-Up Period”). For the avoidance of doubt, the Holder may transfer during the Lock-Up Period any such Warrant Shares to any of its Affiliates in accordance with Section 3, provided that such Affiliate(s) agree to be bound by the same lock up restrictions.

12.2 Stop-Transfer Instructions. In order to enforce this Section 12, the Company may impose stop-transfer instructions with respect to the Warrant Shares of the Holder (and the shares of every other holder subject to the restrictions in this Section 12).”

6.     Short Sales. The Warrant is hereby amended by adding a new Section 13 as follows:

“13. Short Sales.

Until the expiration of the Lock-Up Period, other than with respect to the transactions contemplated herein, neither the Holder nor any Affiliate of such the Holder which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the shares and warrants, and (c) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) will directly or indirectly, alone or with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (collectively “Persons”), acting on behalf of or pursuant to any understanding with such Holder or Trading Affiliate, effect or agree to effect any Short Sales (as defined below) involving the Company’s shares of common stock or other securities of the Company. Notwithstanding the foregoing, in the case of a Holder and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Holder’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s or Trading Affiliate’s assets, the covenants set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the transactions contemplated by this Warrant. For purposes hereof, “Short Sale” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements (including on a total return basis), or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers.”

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7.     Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

8.     Governing Law. This Amendment will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. Any dispute arising out of or in connection with this Amendment shall be exclusively adjudicated before a court located in the County of New York and the parties hereto exclusively submit to the exclusive jurisdiction and venue of the federal and state courts of the State of New York located in the County of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum and the Holder consents to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the Holder shall furnish in writing to the Company

9.     Continued Validity. Except as otherwise expressly provided herein, the Warrant shall remain in full force and effect.

10.     Approval of Amendment; No Execution Required. By the Holder’s execution and delivery of an Election to Consent, Participate and Exercise Warrant electing therein to participate in the Offer to Amend and Exercise together with the other Acceptance and Exercise Documents in accordance with the terms of the Offer to Amend and Exercise, each of the Company and the Holder shall be deemed to have authorized, approved and executed this Amendment.

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INSTRUCTIONS FOR DELIVERY

Your right to participate in the Offer to Amend and Exercise will automatically expire if you do not properly elect to participate on or before the Expiration Date of August 3, 2015, as may be extended in the Company’s sole discretion. The Company will not accept any alternative or contingent amendments. By execution of this Election to Consent, Participate and Exercise Warrant, you waive any right to receive any notice of the acceptance of the Amended Warrants, except as provided in the Offer to Amend and Exercise. To affect your acceptance of the Offer to Amend and Exercise you must:

1.	Complete, sign and return this Election to Consent, Participate and Exercise Warrant.

2.

Tender your Original Warrants or, if you are unable to locate your Original Warrants, complete and sign an Affidavit of Loss and Indemnification Agreement (attached hereto) for each Original Warrant to be exercised.

3.	Complete, sign and return the Accredited Investor Questionnaire (attached hereto).

4.

Pay the exercise price applicable to your Amended Warrant ($0.10 x number of shares to be exercised) by check payable to “Signature Bank, as Escrow Agent for Naked Brand Group Inc.” or by wire transfer pursuant to the wire transfer instructions set forth below.

The Election to Consent, Participate and Exercise Warrant, Original Warrant (and/or Affidavit of Loss and Indemnification Agreement), Accredited Investor Questionnaire along with the exercise price must be received at the respective addresses below (or in the case of a wire, pursuant to the wire instructions set forth below) on or before the Expiration Date of 9:00 pm (Pacific time) on August 3, 2015, as may be extended by the Company in its sole discretion.

ADDRESS FOR DELIVERY OF	Naked Brand Group Inc.
ACCEPTANCE AND EXERCISE	95 Madison Avenue, 10th Floor
DOCUMENTS (i.e., ITEMS 1- 3	New York, New York 10016
ABOVE):	Attn: Michael Flanagan
Tel. No. (212) 851-8050

Original Warrants must be mailed or physically delivered to the Company. The Company will accept delivery of the other Acceptance and Exercise Documents via facsimile to (888) 508-5330, or via email to mike.flanagan@nakedbrandgroup.com.

WIRE TRANSFER	Signature Bank
INSTRUCTIONS FOR EXERCISE	ABA Routing No. 026013576
PRICE OF AMENDED	SWIFT Code: SIGNUS33 (for international wire ONLY)
WARRANTS:*	Account Name: “Naked Brand Group Inc., Signature Bank, as Escrow Agent”
Account Number: 1502532940
FFC: Signature Bank, as Escrow Agent for Naked Brand Group Inc.
*MUST INCLUDE THE WARRANT HOLDER’S NAME AND ADDRESS

ADDRESS FOR DELIVERY OF	Signature Bank
CHECKS FOR EXERCISE PRICE	Attn: Stephen Fay
OF AMENDED WARRANTS:**	950 Third Ave, 9th Floor
New York, NY 10022
**CHECK MUST BE MADE PAYABLE TO “SIGNATURE BANK, AS ESCROW AGENT FOR NAKED BRAND GROUP INC.”

DELIVERY OF THE ITEMS SET FORTH ABOVE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

AFFIDAVIT OF LOSS AND INDEMNIFICATION AGREEMENT

The Holder (as defined below) hereby represents, warrants and agrees as follows:

1.     The following described instrument of Naked Brand Group Inc., a Nevada corporation (the “Company”), was lost or stolen:

Warrant to Purchase Common Stock, Warrant No.____, to purchase shares of common stock of the Company, dated _______________(the “Original Warrant”), and registered in the name of _________________________________________________________________(the “Holder”);

2.     The Holder is the sole and unconditional record owner of the Original Warrant.

3.     That neither the Original Warrant nor any interests therein have been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, or disposed of in any manner by or on behalf of the Holder; that neither the Holder nor anyone on the Holder’s behalf has signed any power of attorney, any stock power or any other assignment or authorization respecting the Original Warrant; and that no person, firm or corporation has any right, title, claim, equity or interest in, to or respecting the Original Warrant, except the Holder as the sole owner.

4.     That this Affidavit of Loss and Indemnification Agreement (the “Affidavit”) is made for the purpose of inducing the Company to accept the Holder’s Original Warrant in connection with the Holder’s Election to Consent, Participate in the Company’s Offer to Amend and Exercise, dated July 7, 2015, as amended or supplemented, and to exercise such Original Warrant (the “Offer”).

5.      The Holder hereby agrees to immediately surrender the Original Warrant to the Company for cancellation without consideration should it at any time come into the possession or control of the Holder.

6.     To induce the Company to accept this Affidavit in place of the lost Original Warrant in connection with the Holder’s acceptance of the Offer, the Holder and its successors and assigns shall at all times indemnify and hold harmless the Company and its directors, officers, agents, successors and assigns from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all losses, damages, judgments, costs, charges, counsel fees, payments, expenses and liabilities whatsoever, which any of such indemnitees at any time shall or may sustain or incur (a) by reason of the issuance of a replacement warrant, if any or (b) by reason of any claim which may be made in respect of the Original Warrant, or (c) by reason of any payment, transfer, exchange, delivery or other act which any indemnitee hereunder may make or do in respect of the Original Warrant or a replacement warrant, if any, or any shares of common stock issued upon exercise thereof whether made or done through accident, oversight or neglect, or whether made or done upon presentation thereof without contesting, inquiring into or litigating the propriety of such payment, transfer, exchange, delivery or other act, or (d) by reason of any other matter or thing arising out of the recognition of the aforesaid request of the Holder for the issuance of the Original Warrant or a replacement warrant, if any.

7.     It is understood and agreed that in case the Original Warrant shall be recovered by anyone, then this Affidavit may be immediately enforced. This Affidavit shall be deemed a continuing obligation and successive recoveries may be had thereon for the various matters in respect of which any indemnitee shall from time to time become entitled to be indemnified.

This Affidavit shall be governed by the laws of the State of New York as such laws are applied to contracts between New York residents entered into and to be performed entirely in New York.

Date:	By:
(Signature)

(Print name)

(Title, if the Holder is not a natural person)

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ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned understands that the purpose of this Questionnaire is to permit Naked Brand Group Inc. (the “Company”) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended. The undersigned represents to the Company that (i) the information contained herein is complete and accurate and may be relied upon by the Company and (ii) the undersigned will notify the Company immediately of any change in any of such information.

All information furnished is for the sole use of the Company and its counsel and will be held in confidence by the Company and its counsel, except that this Questionnaire may be furnished to such parties as the Company deems desirable to establish compliance with federal or state securities laws.

1.	Accredited Investor Status. Please state below whether any of the following definitions of an “accredited investor” applies to you (check all that are applicable):

[ ]	A natural person whose net worth or joint net worth with that person’s spouse, excluding the equity value of his or her principal residence, exceeds $1,000,000 at the time of this Subscription.*

[ ]	A natural person who had an individual income in excess of $200,000 in each of the two most recent years (or $300,000 jointly with his or her spouse) and who reasonably expects an income in excess of $200,000 (or $300,000 jointly with his or her spouse) in the current year.

[ ]	A director or executive officer of the Company.

[ ]	A corporation, partnership, or business trust not formed for the specific purpose of making the investment represented by the Subscription, and having assets in excess of $5,000,000.

[ ]	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of making the investment represented by the Subscription, whose purchase is directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company.

[ ]	An entity in which all of the equity owners meet one of the above-listed qualifications.

[ ]	A bank, savings and loan association, broker, dealer, insurance company, investment company, business development company, or small business investment company.

[ ]	An employee benefit plan with assets greater than $5,000,000 or where the investment decision is made by a bank, savings and loan association, insurance company, or registered investment advisor.

[ ]	A self-directed employee benefit plan if the investment decisions are made solely by accredited investors.

[ ]	The undersigned is not an “Accredited Investor” because none of the above apply.

________________________

*

(For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

2.	Signatures.

For Execution by an Individual

By:

(Signature)	(Date)
Print Name:

For Execution by an Entity

Entity Name:

By:

(Signature)	(Date)
Print Name:

Print Title:

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